UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2018

Mobivity Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

55 N. Arizona Place, Suite 310
Chandler, Arizona 85225
 (Address of principal executive offices) (zip code)

(866) 282-7660
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

□
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
□
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.02     Results of Operations and Financial Condition

On March 26, 2018, we issued a press release announcing our results for the fiscal year ended December 31, 2018. The full text of the press release is furnished as Exhibit 99.1 to this report.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 26, 2018, Mr. Charles Mathews was appointed Chief Financial Officer of Mobivity Holdings Corporation (the “Company”). Also effective March 26, 2018, Mr. Christopher Meinerz resigned from his position as Chief Financial Officer of the Company.

Mr. Mathews joins the Company from Enssolutions Group Inc. (TSXV: ENV.H), a Toronto exchange trade company providing manufacturing and distribution of environmentally responsible dust control emulsion products, where he served as Chief Financial Officer. From April 2015 to April 2016, Mr. Mathews served as Chief Financial Officer for the publicly traded companies mCig, Inc. and Vitacig, Inc. Also, since 2000, Mr. Mathews has been a sole practitioner as Charles B. Mathews, CPA, an accounting and business consulting firm in Phoenix, Arizona. He earned a B.A. in Business Administration from Alaska Pacific University and an M.B.A. from Arizona State University, and is a Certified Public Accountant.

In connection with his appointment, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Mathews. Under the Employment Agreement, Mr. Mathews will be paid an annual base salary of $200,000 and will be eligible to receive a bonus of up to 30% of his base salary per year for meeting key performance requirements, quotas and assigned objectives determined by the Company’s Board of Directors. Mr. Mathews was granted a stock option to purchase 300,000 shares (the “Option Shares”) of the Company’s Common Stock, at an exercise price equal to fair market value per share as of March 26, 2018. The Option Shares will vest at the rate of 1/48th per month for forty-eight (48) months. In addition, if Mr. Mathews’ employment is terminated without Cause, Mr. Mathews will receive (i) accrued but unpaid Base Salary, vacation and expenses or other reimbursements through the Termination Date, (ii) three months of Base Salary, at the rate in effect as of the termination date, and (iii) his stock options shall continue to vest for three (3) months following the Termination Date and the option to exercise such stock options shall be extended from the three month anniversary of the Termination Date. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed with the Company’s next annual report on Form 10-K. Capitalized terms used herein without definition have the meanings given such terms in the executive employment agreement.

There are no family relationships between Mr. Mathews and any of the Company’s executive officers or directors. There are no arrangements or understandings between Mr. Mathews and any other person pursuant to which he was selected to serve as chief financial officer. Except for his employment relationship with the Company and the compensation provided to him thereunder as described above, neither Mr. Mathews nor any of his related persons (as defined in Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”)) is a party to any transaction in which the Company is a participant that is required to be disclosed under Item 404(a) of Regulation S-K under the Securities Act.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits	Method Filing

The following exhibit is furnished with this report:

Exhibit 99.1	Press release dated March 26, 2018 regarding the Registrant’s financial results for its fiscal year ended December 31, 2018	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBIVITY HOLDINGS CORP.

March 28, 2018	By:	/s/ Dennis Becker
Dennis Becker, Chief Executive Officer